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                                                                    EXHIBIT 4.12

                                    GUARANTY

      THIS GUARANTY is made and entered into as of January ____, 2005 (this "Guaranty") by F.N.B. CORPORATION, a Florida corporation ("FNB") in favor of the Holders (the "Holders") of certain Nonnegotiable Subordinated Term Notes, Nonnegotiable Subordinated Daily Notes and Nonnegotiable Subordinated Special Daily Notes (collectively, the "Securities") of FNB FINANCIAL SERVICES, LP, a Delaware limited partnership (the "Company").

                               W I T N E S S E T H

      WHEREAS, it is a condition precedent to the Holders purchasing the Securities that FNB executes this Guaranty; and

      WHEREAS, FNB will be receiving a direct or indirect corporate benefit as a result of the issuance of the Securities and the application of the proceeds thereof by the Company.

      NOW, THEREFORE, in consideration of the premises, and in order to induce the Holders to purchase the Securities from the Company, FNB agrees as follows:

1.    GUARANTY.

      1.1 Obligations Guaranteed. FNB hereby irrevocably, absolutely and unconditionally guarantees to the Holders and J.P. Morgan Trust Company, National Association, as Trustee (the "Trustee") under the Indenture dated as of January ____, 2005 by and among the Company, FNB as Guarantor and the Trustee (the "Indenture"): (a) the full and prompt payment of the principal of all of the Securities and of the interest thereon at the rate therein stipulated and all other amounts owing to the Holders by the Company, when and as the same shall become due and payable, whether by lapse of time, upon redemption or prepayment, by extension or by acceleration or declaration, or otherwise, and
(b) the full and prompt performance and observance by the Company and Regency Consumer Financial Services Inc., the Company's general partner (the "General Partner"), of each and all of the covenants and agreements required to be performed or observed by each of them under the terms of the Securities and the Indenture, in each and every case irrespective of the validity, regularity or enforcement of any of the Securities or the Indenture or any of the terms thereof or of any other like circumstance or circumstances (all of the obligations described in the foregoing clauses being referred to herein as the "Guaranteed Obligations"). The guaranty of the Securities herein provided for is a guaranty of the immediate and timely payment of the principal, interest and all other amounts owing to the Holders under the Securities when and as the same are due and payable and shall not be deemed to be a guaranty only of the collectibility of such payments and that in consequence thereof each Holder may sue FNB directly upon such principal, interest and other amounts becoming so due and payable. All terms used in this Guaranty which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

      1.2 Obligations Unconditional; Waivers.

      (a) The Guaranteed Obligations shall be absolute and unconditional and shall remain in full force and effect until the entire principal, interest and all other sums due to the Holders and the Trustee pursuant to the Securities or the Indenture shall have been fully, finally and indefeasibly paid and such Guaranteed Obligations shall not be affected, modified or impaired

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upon the happening from time to time of any event or condition, including without limitation any of the following, whether or not with notice to or the consent of FNB:

         (i) the power or authority or the lack of power or authority of the Company to issue the Securities or enter into the Indenture and irrespective of the validity of the Securities or the Indenture, or of any defense whatsoever that the Company may or might have to the payment of the Securities or any amounts payable under the Indenture (including, without limitation, principal and interest) or to the performance or observance of any of the provisions or conditions of the Securities or the Indenture, or the existence or continuance of the Company as a legal entity;

         (ii) any failure to present the Securities for payment or to demand payment thereof, or to give the Company or FNB notice of dishonor for non-payment of the Securities, when and as the same may become due and payable, or notice of any failure on the part of the Company to do any act or thing or to perform or to keep any covenant or agreement to be done, kept or performed under the terms of the Securities or the Indenture;

         (iii) the acceptance of any security or any guaranty, the advance of additional money to the Company, any extension of the obligation of the Securities or the Indenture, either indefinitely or for any period of time, or any other modification in the obligation of the Securities or the Indenture or the Company thereon, or in connection therewith, or any sale, release, substitution or exchange of any security;

         (iv) any act or failure to act with regard to the Securities or the Indenture or anything which might vary the risk of FNB (including, without limitation, any release or substitution of any one or more of the endorsers or guarantors of the Guaranteed Obligations);

         (v) any failure or omission on the part of any Holder or the Trustee to first enforce any right against the Company, provided that nothing in this Section shall entitle any Holder or the Trustee to recover twice any sums claimed pursuant to this Guaranty;

         (vi) the extension of the time for payment of any principal of, or interest on, any Security owing or payable on such Security;

         (vii) any failure, omission, delay or lack on the part of the Holders or the Trustee to enforce, assert or exercise any right, power or remedy conferred on the Holders or the Trustee or any other act or acts on the part of the Holders or the Trustee;

         (viii) the voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all the assets, marshaling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization or arrangement under bankruptcy or similar laws, composition with creditors or readjustment of, or other similar procedures affecting the Company or FNB or any of the assets of either of them (it being understood that the obligations of FNB under this Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment made with respect to the Securities or

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                  the Indenture is rescinded or must otherwise be restored or returned by any Holder or the Trustee upon the insolvency, bankruptcy or reorganization of the Company or FNB, all as though such payment had not been made);

         (ix) any event or action that would, in the absence of this clause, result in the release or discharge by operation of law of FNB from the performance or observance of any obligation, covenant or agreement contained in this Guaranty;

         (x) the invalidity or unenforceability of the obligations of FNB under this Guaranty, the absence of any action to enforce such obligations of FNB, any waiver or consent by FNB with respect to any of the provisions hereof or any other circumstances which might otherwise constitute a discharge or defense by FNB, including, without limitation, any failure or delay in the enforcement of the obligations of FNB with respect to this Guaranty or of notice thereof; or any suit or other action brought by any shareholder or creditor of, or by, FNB or any other person, for any reason, including, without limitation, any suit or action in any way attacking or involving any issue, matter or thing in respect of the Securities or any other agreement;

         (xi) the impossibility or illegality of performance on the part of the Company of its obligations under the Securities, the Indenture or any other instruments;

         (xii) in respect of the Company, any change of circumstances, whether or not foreseen or foreseeable, whether or not imputable to the Company, or other impossibility of performance through fire, explosion, accident, labor disturbance, floods droughts, embargoes, wars (whether or not declared), civil commotions, acts of God or the public enemy, delays or failure of suppliers or carriers, inability to obtain materials, action of any regulatory body or agency, change of law or any other causes affecting performance, or other force majeure, whether or not beyond the control of the Company and whether or not of the kind hereinbefore specified;

         (xiii) any attachment, claim, demand, charge, lien, order, process, encumbrance or any other happening or event or reason, similar or dissimilar to the foregoing, or any withholding or diminution at the source, by reason of any taxes, assessments, expenses, indebtedness, obligations or liabilities of any character, foreseen or unforeseen, and whether or not valid, incurred by or against any person, or any claims, demands, charges or liens of any nature, foreseen or unforeseen, incurred by any person, or against any sums payable under the Securities or the Indenture, so that such sums would be rendered inadequate or would be unavailable to make the payments herein provided;

         (xiv) the failure of FNB to receive any benefit or consideration from or as a result of its execution, delivery and performance of this Guaranty;

         (xv) any sale, exchange, release or surrender of any property at any time pledged or granted as security in respect of the Guaranteed Obligations; or

         (xvi) any other circumstance which might otherwise constitute a defense available to, or a discharge of, FNB in respect of the obligations of FNB under this Guaranty.

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PROVIDED that the specific enumeration of the above-mentioned acts, failures or omissions shall not be deemed to exclude any other acts, failures or omissions, though not specifically mentioned above, it being the purpose and intent of this Guaranty that the obligations of FNB hereunder shall be absolute and unconditional to the extent herein specified and shall not be discharged, impaired or varied except by the full, final and indefeasible payment to the Holders of the principal of, interest on, and any other amounts due in respect of the Securities or to the Trustee under the Indenture, and then only to the extent of such payments. Without limiting any of the other terms or provisions hereof, it is understood and agreed that in order to hold FNB liable hereunder, there shall be no obligation on the part of any holder of any Security or the Trustee to resort, in any manner or form, for payment, to the Company, to any other person or to the properties or estates of any of the foregoing. All rights of the Holders pursuant thereto, and of the Holders and Trustee pursuant to the Indenture and under this Guaranty shall be considered to be transferred or assigned upon the valid transfer of such Security on the books of the Company. Without limiting the foregoing, it is understood that repeated and successive demands may be made and recoveries may be had hereunder as and when, from time to time, the Company shall default under the terms of the Securities or the Indenture and that notwithstanding recovery hereunder for or in respect of any given default, this Guaranty shall remain in full force and effect and shall apply to each and every subsequent default.

      (b) Except as otherwise provided in this Guaranty, to the fullest extent permitted by law, FNB does hereby expressly waive:

      (i) all of the matters specified in clause (a) of this Section 1.2 and any notices in respect thereof;

      (ii) notice of any purchase or acceptance of the Securities or the creation, existence or acquisition of any of the Guaranteed Obligations, subject to FNB's right to make inquiry of each Holder and the Trustee to ascertain the amount of the Guaranteed Obligations at any reasonable time;

      (iii) notice of the amount of the Guaranteed Obligations, subject to FNB's right to make inquiry of each Holder and the Trustee to ascertain the amount of the Guaranteed Obligations at any reasonable time; and

      (iv) any stay (except in connection with a pending appeal), valuation, appraisal, redemption or extension law now or at any time hereafter in force that, but for this waiver, might be applicable to any sale of property of FNB made under any judgment, order or decree based on this Guaranty, and FNB covenants that it will not at any time insist upon or plead, or in any manner claim or take the benefit or advantage of any such law.

      (c) Each of the rights and remedies granted under this Guaranty to each Holder and the Trustee may be exercised by such Holder and the Trustee without notice to, or the consent of or any other action by, any other Holder or the Trustee, subject to the terms of the Indenture. Each Holder and the Trustee may proceed to protect and enforce this Guaranty by suit or suits or proceedings in equity, at law or in bankruptcy, and whether for the specific performance of any covenant or agreement contained herein or in execution or aid of any power herein granted, subject to the terms of the Indenture; or for the recovery of judgment for the obligations hereby guaranteed or for the enforcement of any other proper, legal or equitable remedy available under applicable law, subject to the terms of the Indenture.

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      (d) If any Holder or the Trustee shall have instituted any proceeding to enforce any right or remedy under this Guaranty or under any Security held by such Holder or under the Indenture and such proceeding shall have been discontinued or abandoned for any reason, or shall have been determined adversely to such holder, then and in every such case each such Holder or the Trustee and the Company shall, except as may be limited or affected by any determination in such proceeding, be restored severally and respectively to its respective former position hereunder and thereunder, and thereafter the rights and remedies of such Holders or the Trustee shall continue as though no such proceeding had been instituted.

      (e) The obligations of FNB under this Guaranty shall not be discharged nor shall FNB's liability be affected by any reduction occurring in, or any arrangement being made relating to any of the Company's liabilities to one or more Holders or the Trustee as a result of any arrangement or composition made pursuant to any provisions of any applicable bankruptcy or insolvency laws or any analogous provision or made pursuant to any proceedings or actions whatsoever and whether or not following the appointment of any administrator, administrative receiver, trustee, liquidator, receiver or examiner or any similar officer to the Company or over all or a substantial part of the Company, and FNB hereby agrees that the amount recoverable by the Holders or the Trustee from FNB hereunder will be and will continue to be the full amount which would have been recoverable by the Holders or the Trustee from the Company in respect of the Company's liabilities had no such arrangement or composition as aforesaid been entered into.

2. COLLECTION EXPENSES. In the event that FNB shall be required to make any payment to any Holder or the Trustee pursuant to the provisions of this Guaranty, FNB shall, in addition to such payment, pay to such Holder or the Trustee such further amount as shall be sufficient to cover the reasonable costs and expenses of collection of the Holder or the Trustee, including, without limitation, the reasonable costs and expenses of attorneys or financial advisors incurred in connection with the evaluation and enforcement of any rights hereunder and any reasonable expenses or liabilities incurred by any Holder or the Trustee hereunder. FNB's obligations under this Section 2 shall survive the payment of the Securities, provided that FNB shall not be required to pay any further amounts, costs, expenses or liabilities than have otherwise been paid pursuant to the terms of this Guaranty.

3. SUBROGATION. To the extent of any payments made under this Guaranty, FNB shall be subrogated to the rights of the Holder or the Trustee receiving such payments, but FNB covenants and agrees that such right of subrogation shall be subordinate in right of payment to the rights of any Holders or the Trustee for which full payment has not been made or provided for and, to that end, FNB agrees not to claim or enforce any such right of subrogation or any right of setoff or any other right which may arise on account of any payment made by FNB in accordance with the provisions of this Guaranty unless and until all of the Securities and all other sums due or payable under this Guaranty have been fully paid and discharged.

4. PREFERENCE; MARSHALING.

      (a) FNB agrees that to the extent the Company makes any payment on the Securities or to the Trustee under the Indenture, which payment or any part thereof is subsequently invalidated, voided, declared to be fraudulent or preferential, set aside, or is required to be repaid to a trustee, receiver or any other person under any bankruptcy code, common law or equitable cause, then and to the extent of such payment, the obligation or the part thereof intended to be satisfied shall be revived and continued in full force and effect with respect to FNB's obligations hereunder, as if said payment had not been made. The liability of FNB hereunder shall not be reduced or discharged, in whole or in part, by any payment to any Holder or to the Trustee under

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the Indenture from any source that is thereafter paid, returned or refunded in whole or in part by reason of the assertion of a claim of any kind relating thereto, including, but not limited to, any claim for breach of contract, breach of warranty, preference, illegality, invalidity or fraud asserted by any account debtor or by any other person.

      (b) None of the Holders or the Trustee shall be under any obligation (i) to marshal any assets in favor of FNB or in payment of any or all of the liabilities of the Company under or in respect of the Securities or the obligations of FNB hereunder or (ii) to pursue any other remedy that FNB may or may not be able to pursue itself and that may lighten FNB's burden, any right to which FNB hereby expressly waives.

      5. SUBORDINATION. The indebtedness evidenced by the Securities is subordinate to the prior payment when due of the principal of and interest on all Senior Indebtedness (as such term is defined below). Upon maturity of any Senior Indebtedness, payment in full must be made on such Senior Indebtedness before any payment is made on or in respect of the Securities or this Guaranty. During the continuance of any default in payment of principal of or interest or sinking fund on any Senior Indebtedness, or any other event of default with respect to Senior Indebtedness pursuant to which the holders thereof have accelerated the maturity thereof, no direct or indirect payment may be made or agreed to be made by the Company or FNB on or in respect of the Securities or this Guaranty. Upon any distribution of assets of the Company or FNB in any dissolution, winding up, liquidation or reorganization, payment of the principal of and interest on the Securities or this Guaranty will be subordinated, to the extent and in the manner set forth in the Indenture, to the prior payment in full of all Senior Indebtedness. The Indenture does not limit the Company's or FNB's ability to increase the amount of Senior Indebtedness or to incur any additional indebtedness in the future that may affect the Company's or FNB's ability to make payments under the Securities or this Guaranty. Except as described above, the obligation of the Company or FNB to make payment of principal or interest on the Securities or this Guaranty will not be affected. By reason of such subordination, in the event of a distribution of assets upon insolvency, certain general creditors of the Company and FNB may recover more, ratably, than Holders of the Securities.

      "Senior Indebtedness" means Indebtedness of the Company or FNB outstanding at any time, other than Indebtedness of the Company or FNB to each other or to a Subsidiary for money borrowed or advanced from the other or from any such Subsidiary or Indebtedness which by its terms is not superior in right of payment to the Securities, provided, however, that for purposes of clarity, the obligations of FNB under this Guaranty with respect to the Indebtedness represented by the Securities and this Guaranty shall be pari passu with the Indebtedness of FNB under that certain Indenture, dated as of May 15, 1992, as amended, between FNB and J.P. Morgan Trust Company, National Association, successor trustee to Northern Central Bank, as trustee. "Indebtedness" means (1) any debt of the Company or FNB (i) for borrowed money or (ii) evidenced by a note, debenture or similar instrument (including a purchase money obligation) given in connection with the acquisition of any property or assets, including securities; (2) any debt of others described in the preceding clause (1) which the Company or FNB has guaranteed or for which it is otherwise liable; and (3) any amendment, renewal, extension or refunding of any such debt.

6. ENTIRE AGREEMENT; AMENDMENTS; WAIVERS. FNB hereby agrees that this instrument contains the entire agreement of FNB regarding its subject matter, and that there is and can be no other oral or written agreement or understanding whereby the provisions of this instrument have been or can be terminated, affected, varied, waived, amended or modified in any manner, unless the same be set forth and consented to in writing by FNB and a Holder or the

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Trustee. Any consent given pursuant to this Section 6 by a Holder which has (i)
transferred or agreed to transfer all or a portion of its Securities to the Company, FNB or any subsidiary and (ii) provided such consent as a condition to such transfer, shall be valid and binding only upon such holder. Any amendment or waiver which becomes effective only with such consent (and the consents of all other Holders which were acquired under the same or similar conditions) shall be valid and binding only upon such Holder(s).

7. SUCCESSORS AND ASSIGNS. In respect of the obligations of the Company under the Securities and the Indenture, this Guaranty shall be binding upon and inure to the benefit of the Holders and the Trustee (and for this purpose FNB may treat the person in whose name any Security is registered in the register maintained by the Company as the owner and holder of such Security for all purposes whatsoever and FNB shall not be affected by notice to the contrary). In respect of all other obligations of the Company guaranteed by this Guaranty, this Guaranty shall be binding upon and inure to the benefit of the respective successors and assigns of FNB and of any Holder and the Trustee. This Guaranty shall without further consent of FNB, pass to, and may be relied upon and enforced by, any successor or assignee of any Holder and any transferee or subsequent registered holder of any Security and the Trustee.

8. NOTICES. All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent: (x) if to a Holder, at such other address as such Holder shall have specified to the Company in writing, (y) if to the Trustee, to such Trustee at One Oxford Centre, Suite 1100, 301 Grant Street, Pittsburgh, Pennsylvania 15219, Attn: Institutional Trust Services, or at such other address as the Trustee shall have specified to FNB and the holder of each Security in writing, or (z) if to FNB, to FNB at One FNB Boulevard, Hermitage, Pennsylvania 16148, Attn: Legal Department, or at such other address as FNB shall have specified to the holder of each Security in writing. Notices under this Section 7 will be deemed given only when actually received.

9. GOVERNING LAW. This Guaranty shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of Delaware excluding its choice of law principles that would require the application of the laws of another jurisdiction.

10. NO WAIVER. No delay on the part of any Holder or the Trustee in exercising any rights hereunder or failure to exercise the same shall operate as a waiver of such rights; no notice to or demand on FNB shall be deemed to be a waiver of the obligation of FNB or of the rights of any Holder or the Trustee to take further action without notice or demand as provided herein.

11. HEADINGS. The descriptive headings of the several Sections of this Guaranty are inserted for convenience only and do not constitute a part of this Guaranty.

12. SEVERABILITY. Any provision of this Guaranty that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

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      IN WITNESS WHEREOF, FNB has caused this Guaranty to be executed as of the date first above written.

                                            F.N.B. CORPORATION,
                                              a Florida corporation

                                            By: ________________________________
                                            Name: ______________________________
                                            Title: _____________________________

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